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                                  CREDIT AGREEMENT

                              DATED AS OF JULY 8, 1997

                                       AMONG

                          FOUNDATION HEALTH SYSTEMS, INC.,


                           BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,

                              AS ADMINISTRATIVE AGENT,


                           BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION

                                        AND

                                CITICORP USA, INC.,

                               AS SYNDICATION AGENTS


                                        AND


                   THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                    ARRANGED BY

                            BANCAMERICA SECURITIES, INC.

                                        AND

                             CITICORP SECURITIES, INC.



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

                                  TABLE OF CONTENTS

                                                                                 PAGE
ARTICLE I     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.01      Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . .  1
    1.02      Other Interpretive Provisions. . . . . . . . . . . . . . . . . . . . 24
    1.03      Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE II    THE CREDITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    2.01      Amounts and Terms of Commitments . . . . . . . . . . . . . . . . . . 25
    2.02      Loan Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    2.03      Procedure for Committed Borrowing. . . . . . . . . . . . . . . . . . 26
    2.04      Conversion and Continuation Elections. . . . . . . . . . . . . . . . 27
    2.05      Bid Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    2.06      Procedure for Bid Borrowings . . . . . . . . . . . . . . . . . . . . 29
    2.07      Voluntary Termination or Reduction of Commitments. . . . . . . . . . 33
    2.08      Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . 34
    2.09      Repayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
              (a)  The Revolving Credit. . . . . . . . . . . . . . . . . . . . . . 34
              (b)  Bid Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    2.10      Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    2.11      Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
              (a)  Arrangement, Agency Fees. . . . . . . . . . . . . . . . . . . . 35
              (b)  Upfront Fees. . . . . . . . . . . . . . . . . . . . . . . . . . 35
              (c)  Facility Fees . . . . . . . . . . . . . . . . . . . . . . . . . 35
              (d)  Bid Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    2.12      Computation of Fees and Interest . . . . . . . . . . . . . . . . . . 36
    2.13      Payments by the Company. . . . . . . . . . . . . . . . . . . . . . . 36
    2.14      Payments by the Banks to the Administrative Agent. . . . . . . . . . 37
    2.15      Sharing of Payments, Etc.. . . . . . . . . . . . . . . . . . . . . . 38
    2.16      Extension of Revolving Termination Date. . . . . . . . . . . . . . . 39

ARTICLE III   TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . . . . . . . . . . 39
    3.01      Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    3.02      Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    3.03      Increased Costs and Reduction of Return. . . . . . . . . . . . . . . 42
    3.04      Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    3.05      Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . 43
    3.06      Certificates of Banks. . . . . . . . . . . . . . . . . . . . . . . . 44
    3.07      Substitution of Banks. . . . . . . . . . . . . . . . . . . . . . . . 44
    3.08      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE IV    CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . 44
    4.01      Conditions of Initial Loans. . . . . . . . . . . . . . . . . . . . . 44
              (a)  Credit Agreement. . . . . . . . . . . . . . . . . . . . . . . . 45
              (b)  Resolutions; Incumbency . . . . . . . . . . . . . . . . . . . . 45
              (c)  Organization Documents; Good Standing . . . . . . . . . . . . . 45
              (d)  Legal Opinions. . . . . . . . . . . . . . . . . . . . . . . . . 45

                                      -i-
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                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                                 PAGE
              (e)  Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . . 45
              (f)  Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . 46
              (g)  Termination of Existing Credit Agreements . . . . . . . . . . . 46
              (h)  Regulatory Compliance . . . . . . . . . . . . . . . . . . . . . 46
              (k)  Other Documents . . . . . . . . . . . . . . . . . . . . . . . . 47
    4.02      Conditions to All Borrowings . . . . . . . . . . . . . . . . . . . . 47
              (a)  Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . 47
              (b)  Continuation of Representations and Warranties. . . . . . . . . 47
              (c)  No Existing Default . . . . . . . . . . . . . . . . . . . . . . 47
              (d)  Other Documents . . . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE V     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . 48
    5.01      Corporate Existence and Power. . . . . . . . . . . . . . . . . . . . 48
    5.02      Corporate Authorization; No Contravention. . . . . . . . . . . . . . 48
    5.03      Governmental Authorization . . . . . . . . . . . . . . . . . . . . . 48
    5.04      Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    5.05      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    5.06      No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    5.07      ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    5.08      Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . . . . 50
    5.09      Title to Properties. . . . . . . . . . . . . . . . . . . . . . . . . 50
    5.10      Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    5.11      Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . 51
    5.12      Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . 51
    5.13      Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . . . 51
    5.14      No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . 52
    5.15      Copyrights, Patents, Trademarks and Licenses, etc. . . . . . . . . . 52
    5.16      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    5.17      Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    5.18      Business Activity. . . . . . . . . . . . . . . . . . . . . . . . . . 52
    5.19      Accreditation, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . 52
    5.20      Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . 53

ARTICLE VI    AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . 53
    6.01      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . 53
    6.02      Certificates; Other Information. . . . . . . . . . . . . . . . . . . 54
    6.03      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
    6.04      Preservation of Corporate Existence, Etc . . . . . . . . . . . . . . 56
    6.05      Maintenance of Property. . . . . . . . . . . . . . . . . . . . . . . 56
    6.06      Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
    6.07      Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . 56
    6.08      Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . 57
    6.09      Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . . 57
    6.10      Inspection of Property and Books and Records . . . . . . . . . . . . 57
    6.11      Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . 58

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                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                                 PAGE
    6.12      Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 58
    6.13      Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

ARTICLE VII   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 59
    7.01      Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . . . 59
    7.02      Disposition of Assets. . . . . . . . . . . . . . . . . . . . . . . . 60
    7.03      Consolidations and Mergers . . . . . . . . . . . . . . . . . . . . . 61
    7.04      Loans and Investments. . . . . . . . . . . . . . . . . . . . . . . . 62
    7.05      Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . 63
    7.06      Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . 63
    7.07      Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 63
    7.08      Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . 64
    7.09      Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
    7.10      Lease Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . 65
    7.11      Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . . 65
    7.12      Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . . . 66
    7.13      ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
    7.14      Limitation on Payment Restrictions Affecting Significant
              Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
    7.15      Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . 67
    7.16      Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . 67
    7.17      Certain Obligations Respecting Significant Subsidiaries. . . . . . . 67

ARTICLE VIII EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . 68
    8.01      Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . 68
              (a)  Non-Payment . . . . . . . . . . . . . . . . . . . . . . . . . . 68
              (b)  Representation or Warranty. . . . . . . . . . . . . . . . . . . 68
              (c)  Specific Defaults . . . . . . . . . . . . . . . . . . . . . . . 68
              (d)  Other Defaults. . . . . . . . . . . . . . . . . . . . . . . . . 68
              (e)  Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . . 68
              (f)  Insolvency; Voluntary Proceedings . . . . . . . . . . . . . . . 69
              (g)  Involuntary Proceedings . . . . . . . . . . . . . . . . . . . . 70
              (h)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
              (i)  Monetary Judgments. . . . . . . . . . . . . . . . . . . . . . . 70
              (j)  Non-Monetary Judgments. . . . . . . . . . . . . . . . . . . . . 71
              (k)  Change of Control . . . . . . . . . . . . . . . . . . . . . . . 71
              (l)  Loss of Licenses. . . . . . . . . . . . . . . . . . . . . . . . 71
              (m)  HMO Event . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
              (n)  Prospective Premium Default . . . . . . . . . . . . . . . . . . 71
              (o)  Material Adverse Effect . . . . . . . . . . . . . . . . . . . . 71
    8.02      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
    8.03      Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . 72

ARTICLE IX    THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . . . . 72
    9.01      Appointment and Authorization. . . . . . . . . . . . . . . . . . . . 72
    9.02      Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . 72

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                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                                 PAGE
    9.03      Liability of Administrative Agent. . . . . . . . . . . . . . . . . . 72
    9.04      Reliance by Administrative Agent . . . . . . . . . . . . . . . . . . 73
    9.05      Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . . 74
    9.06      Credit Decision. . . . . . . . . . . . . . . . . . . . . . . . . . . 74
    9.07      Indemnification of Administrative Agent. . . . . . . . . . . . . . . 75
    9.08      Administrative Agent in Individual Capacity. . . . . . . . . . . . . 75
    9.09      Successor Administrative Agent . . . . . . . . . . . . . . . . . . . 75
    9.10      Withholding Tax. . . . . . . . . . . . . . . . . . . . . . . . . . . 76
    9.11      Syndication Agents . . . . . . . . . . . . . . . . . . . . . . . . . 78

ARTICLE X     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
    10.01     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . 78
    10.02     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
    10.03     No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . 80
    10.04     Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . 80
    10.05     Company Indemnification. . . . . . . . . . . . . . . . . . . . . . . 81
    10.06     Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . . 81
    10.07     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . 81
    10.08     Assignments, Participations, etc.. . . . . . . . . . . . . . . . . . 82
    10.09     Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . 84
    10.10     Set-off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
    10.11     Notification of Addresses, Lending Offices, Etc. . . . . . . . . . . 85
    10.12     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
    10.13     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
    10.14     No Third Parties Benefited . . . . . . . . . . . . . . . . . . . . . 85
    10.15     Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . . . 85
    10.16     Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . 86
    10.17     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 86

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                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                                 PAGE
SCHEDULES

Schedule 2.01      Commitments
Schedule 5.05      Litigation
Schedule 5.07      ERISA
Schedule 5.12      Environmental Matters
Schedule 5.13      Regulatory Restrictions
Schedule 5.16      Subsidiaries and Minority Interests
Schedule 5.17      Insurance Matters
Schedule 5.20      Information
Schedule 7.01      Permitted Liens
Schedule 7.02      Disposition of Assets
Schedule 7.04      Existing Investments
Schedule 7.05      Permitted Indebtedness
Schedule 7.08      Contingent Obligations
Schedule 7.17      Specified Significant Subsidiaries
Schedule 8.01(i)   Monetary Judgments
Schedule 10.02     Lending Offices, Addresses for Notices

EXHIBITS

Exhibit A          Form of Notice of Borrowing
Exhibit B          Form of Notice of Conversion/Continuation
Exhibit C          Form of Compliance Certificate
Exhibit D          Form of Legal Opinion of Company's Counsel
Exhibit E          Form of Assignment and Acceptance
Exhibit F          Form of Invitation for Competitive Bids
Exhibit G          Form of Competitive Bid Request
Exhibit H          Form of Competitive Bid
Exhibit I          Form of Committed Loan Note
Exhibit J          Form of Bid Loan Note
Exhibit K          Investment Guidelines
Exhibit L          Form of Legal Opinion of Administrative Agent's Counsel

                                   CREDIT AGREEMENT


    This CREDIT AGREEMENT is entered into as of July 8, 1997, among FOUNDATION HEALTH SYSTEMS, INC., a Delaware corporation formerly known as Health Systems International, Inc. (the "COMPANY"), the several financial institutions from time to time party to this Agreement (collectively, the "BANKS"; individually, a "BANK"), and Bank of America National Trust and Savings Association, as administrative agent for the Banks (the "ADMINISTRATIVE AGENT").

    WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree to amend and restate the Original Credit Agreement in its entirety as follows:


                                      ARTICLE I

                                     DEFINITIONS

    1.01 CERTAIN DEFINED TERMS. The following terms have the following meanings:

         "ABSOLUTE RATE" has the meaning specified in Section 2.06(c).

         "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.06.

         "ABSOLUTE RATE BID LOAN" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

         "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line or segment of business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity (or securities convertible into or exchangeable for such capital stock, partnership interests, membership interests or equity) of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that (i) the Company or the Subsidiary is the surviving entity or (ii) after giving effect to such merger or consolidation, such other Person has become a Subsidiary of the Company.

         "ADJUSTED EBITDA" means, for any period of four consecutive fiscal quarters, the sum of the Company's and its Subsidiaries' (i) earnings before Interest Expense, taxes, depreciation, amortization, any Specified Charges and all one-time acquisition related costs and expenses incurred by the Company in connection with a Permitted Acquisition plus (ii) investment income during such period.

         "ADMINISTRATIVE AGENT" means BofA in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent arising under Section 9.09.

         "ADMINISTRATIVE AGENT'S PAYMENT OFFICE" means Agency Management Services, #5596, 1455 Market Street, 12th Floor, San Francisco, California 94103, or such other address as the Administrative Agent may from time to time specify.

         "AFFECTED BANK" has the meaning specified in Section 3.07.

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise; PROVIDED that no Person shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely as a result of management or consulting agreements between such Person and the Company or any of its Subsidiaries executed by the Company or any of its Subsidiaries in the ordinary course of business and pursuant to which the Company or its Subsidiaries provide such services.

         "AGENT-RELATED PERSONS" means BofA and any successor administrative agent arising under Section 9.09, Bancamerica Securities, Inc. and Citicorp Securities, Inc., together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGREEMENT" means this Credit Agreement.

         "APPLICABLE LEVEL" means one of the levels set forth below determined by the Senior Unsecured Debt Rating as follows:

              "LEVEL 1" means any period during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) A- by S&P and/or (ii) A3 by Moody's.

              "LEVEL 2" means any period (other than a Level 1 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BBB+ by S&P and/or (ii) Baa1 by Moody's.

              "LEVEL 3" means any period (other than a Level 1 Period or Level 2 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BBB by S&P and/or (ii) Baa2 by Moody's.

              "LEVEL 4" means any period (other than a Level 1 Period, Level 2 Period or Level 3 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BBB- by S&P and/or (ii) Baa3 by Moody's.

              "LEVEL 5" means any period (other than a Level 1 Period, Level 2 Period, Level 3 Period or Level 4 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BB+ by S&P and/or (ii) Ba1 by Moody's.

              "LEVEL 6" means any period other than a Level 1 Period, Level 2 Period, Level 3 Period, Level 4 Period or Level 5 Period.

         For purposes of the foregoing, (a) if the Senior Unsecured Debt Ratings fall within different Levels, the Applicable Level shall be based upon the higher (numerically lower) of the available Levels unless (i) such Levels are more than one Level apart, in which case, except as provided in clause (ii) below, the Applicable Level shall be one Level higher than the lower Level or (ii) one of such Levels is Level 5 or Level 6, in which case the Applicable Level shall be based upon the lower (numerically higher) of the Levels; (b) if only one Senior Unsecured Debt Rating exists, the Applicable Level shall be based upon the Level in which such rating falls; and (c) if no Senior Unsecured Debt

    Rating shall be available, the Applicable Level shall be Level 6.

         "APPLICABLE MARGIN" means, in the case of Facility Fees or Offshore Rate Committed Loans, a rate per annum determined by reference to the Applicable Level or Total Leverage Ratio as follows:











         From the Closing Date until the delivery of the first Compliance Certificate, the Applicable Margin shall be based on either the Total Leverage Ratio as of March 31, 1997 or the Applicable Level, as designated by the Company. Thereafter, the Company, in each Compliance Certificate, may designate whether the Applicable Margin shall be based on its Total Leverage Ratio or on the Applicable Level. Such Applicable Margin shall be effective from and including the date on which the Administrative Agent receives such Compliance Certificate to but excluding the date on which the Administrative Agent receives the next Compliance Certificate; PROVIDED, HOWEVER, that if the Administrative Agent does not receive a Compliance Certificate by the date required by Section 6.01, the Applicable Margin shall, effective as of such date, be determined by reference to the Applicable Level. The Applicable Margin for all Base Rate Loans shall be zero.

         "ARRANGERS" means Bancamerica Securities, Inc., a Delaware corporation, and Citicorp Securities, Inc., a Delaware corporation.

         "ASSIGNEE" has the meaning specified in Section 10.08(a).

         "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in Section 10.08(a).

         "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         "BANK" has the meaning specified in the introductory clause hereto.

         "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

         "BASE AMOUNT" has the meaning specified in Section 7.11(c).

         "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

         Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "BASE RATE COMMITTED LOAN" means a Committed Loan that bears interest based on the Base Rate.

         "BID BORROWING" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks.

         "BID LOAN" means a Loan by a Bank to the Company under Section 2.05, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

         "BID LOAN LENDER" means, in respect of any Bid Loan, the Bank making such Bid Loan to the Company.

         "BID LOAN NOTE" means a promissory note executed by the Company in favor of a Bank at its request pursuant to Section 2.02(b) substantially in the form of EXHIBIT J and evidencing such Bank's Bid Loans.

         "BOFA" means Bank of America National Trust and Savings Association, a national banking association.

         "BORROWING" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Committed Loans, having the same Interest Period.

         "BORROWING DATE" means any date on which a Borrowing occurs under Sections 2.03 or 2.06.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means, in addition to the foregoing, such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "CAPITAL EXPENDITURES" means, for any period, the sum of

              (a) the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

              (b) without duplication, the aggregate amount of all monetary obligations of the Company or any of its Subsidiaries under any Capital Lease paid during such period.

         "CAPITAL LEASE" means any lease of property which in accordance with GAAP should be capitalized on the lessee's balance sheet or disclosed in a footnote thereto as a capitalized lease.

         "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Services.

         "CHANGE OF CONTROL" means the acquisition by any Person other than Malik M. Hasan, M.D., or by two or more Persons acting in concert, other than Malik M. Hasan, M.D., of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 20% or more of the outstanding shares of voting stock of the Company.

         "CITICORP" means Citicorp USA, Inc.

         "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of Section 4.01(e), waived by the Person entitled to receive such payment).

         "CODE" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         "COMMERCIAL PAPER DEBT" means unsecured Indebtedness of the Company evidenced by commercial paper notes bearing fixed interest rates, having maturities not in excess of 270 days from the date of their issuance and supported by any Commitment hereunder.

         "COMMITMENT", as to each Bank, has the meaning specified in Section
    2.01.

         "COMMITTED BORROWING" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

         "COMMITTED LOAN" means a Loan by a Bank to the Company under
    Section 2.01, and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "TYPE" of Committed Loan).

         "COMMITTED LOAN NOTE" means a promissory note executed by the Company in favor of a Bank at its request pursuant to Section 2.02(b) substantially in the form of EXHIBIT I and evidencing such Bank's Committed Loans.

         "COMPANY" has the meaning specified in the introductory clause hereto.

         "COMPETITIVE BID" means an offer by a Bank to make a Bid Loan in accordance with Section 2.06(c).

         "COMPETITIVE BID REQUEST" has the meaning specified in subsection 2.06(a).

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

         "CONTINGENT OBLIGATION" means, as to any Person, any contingent liability, as such term is defined under GAAP, other than Guaranty Obligations; PROVIDED, HOWEVER, that notwithstanding the foregoing "Contingent Obligations" shall not include any direct or indirect liability of the Company to any Subsidiary of the Company or of any Subsidiary of the Company owed to the Company or another Subsidiary of the

    Company. The amount of any Contingent Obligation shall be calculated in accordance with GAAP.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "CONVERSION/CONTINUATION DATE" means any date on which, under Section 2.04, the Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

         "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United
    States.

         "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, PROVIDED that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is
    (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

         "ENVIRONMENTAL CLAIMS" means all claims asserted by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
    Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
    Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 8.01.

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, and regulations promulgated thereunder.

         "EXISTING CREDIT AGREEMENTS" means, collectively, the Amended and Restated Credit Agreement dated as of April 26, 1996 among, INTER ALIA, the Company and BofA, as agent, as amended prior to the Closing Date, the $300,000,000 Revolving Credit Agreement dated as of December 5, 1994 among, INTER ALIA, FHC and Citicorp, as administrative agent, as amended prior to the Closing Date and the Revolving Credit Agreement dated as of December 17, 1996 among, INTER ALIA, FHC and Citibank, N.A., as administrative agent, as amended prior to the Closing Date.

         "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "FEE LETTERS" has the meaning specified in Section 2.11(b).

         "FHC" means Foundation Health Corporation, a Delaware corporation and wholly-owned Subsidiary of the Company.

         "FIXED CHARGES" means, for any period and without duplication, the sum of (i) Interest Expense and fees paid on, and amortization of debt discount in respect of, all Indebtedness PLUS (ii) Operating Lease Rentals paid during such period PLUS (iii) the aggregate principal amount of all current maturities of long term Indebtedness (including the principal portion of rentals under Capital Leases) scheduled to be paid by the Company and its Subsidiaries during such period (excluding payments of principal of the Obligations and payments of principal not required under the loan documents relating to such Indebtedness).

         "FIXED CHARGES COVERAGE RATIO" means, at any date, the ratio of (i) Net Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date, to (ii) Fixed Charges for such period.

         "FOUNDATION" means The California Wellness Foundation, a charitable foundation organized under the laws of the State of California.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

    Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), in each case, which are applicable to the circumstances as of the Closing Date.

         "GOVERNMENTAL APPROVALS" shall mean any authorization, consent, approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental Authority.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTY OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, with respect to any Indebtedness of another Person (the "primary obligor"). The amount of any Guaranty Obligation shall be deemed equal to the stated amount of the primary obligation in respect of which such Guaranty Obligation is made.

         "HEALTHCARE BUSINESS" shall mean (a) the provision, administration or arrangement of health care services, worker's compensation insurance, related ancillary products or both directly or through an HMO, a provider, a regulated healthcare service contractor or any other business which in the ordinary course provides, administers or arranges for such services, products or both, (b) the provision, administration or arrangement of health, life and related insurance, (c) the management of health care services (including medical management claims services and management through medical information services), and (d) any business activities related and incidental to any of the foregoing.

         "HMO" shall mean any Person which operates as a health maintenance organization.

         "HMO EVENT" shall mean (a) the failure by the Company or any of its HMO Subsidiaries to comply in any material respect with any of the terms and provisions of any applicable HMO Regulation pertaining to the fiscal soundness, solvency or financial condition of the Company or any of its HMO Subsidiaries if such failure is reasonably likely to have a Material Adverse Effect; or (b) the assertion in writing, after the Closing Date, by an HMO Regulator that it intends to take administrative action against the Company or any of its HMO Subsidiaries to revoke or modify any Governmental Approval of, or to enforce the fiscal soundness, solvency or financial provisions or requirements of such HMO Regulations against, the Company or any of its HMO Subsidiaries, if such action, modification or enforcement is reasonably likely to have a Material Adverse Effect.

         "HMO REGULATIONS" shall mean all Requirements of Law applicable to any HMO Subsidiary under federal or state law and any regulations, orders and directives promulgated or issued pursuant to the foregoing.

         "HMO REGULATOR" means any Person charged with the administration, oversight or enforcement of an HMO Regulation, whether primarily, secondarily, or jointly.

         "HMO SUBSIDIARY" shall mean any current or future Subsidiary of the Company that is either an HMO or a regulated healthcare service contractor.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms and deferred compensation arrangements with officers, directors and employees); (c) all obligations (contingent or otherwise) with respect to Surety Instruments; PROVIDED, HOWEVER, that from the Closing Date through the fiscal quarter ending June 30, 1998, $15,000,000 of such obligations of the Company or FHC with respect to letters of credit issued for the account of its Subsidiaries shall be excluded from this clause (c); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases;
    (g) all net obligations with respect to Swap Contracts other than Swap Contracts that are Permitted Market Investments; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of other Persons (exclusive of the Company and its Subsidiaries) of the kinds referred to in clauses (a) through
    (g) above.

         "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.05.

         "INDEMNIFIED PERSON" has the meaning specified in Section 10.05.

         "INDEPENDENT AUDITOR" has the meaning specified in Section 6.01(a).

         "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "INTEREST EXPENSE" of the Company and its Subsidiaries for any period means the aggregate amount of interest paid, accrued or scheduled to be paid or accrued in respect of any Indebtedness (including the interest portion of rentals under Capital Leases) and all but the principal component of payments in respect of conditional sales, equipment trust or other title retention agreements or under a Capital Lease paid, accrued or scheduled to be paid or accrued by the Company and its Subsidiaries during such period, in each case determined in accordance with GAAP and excluding periodic maintenance, insurance, taxes and similar charges not properly characterized as interest expense under GAAP.

         "INTEREST PAYMENT DATE" means, as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan, the last Business Day of each calendar quarter, PROVIDED, HOWEVER, that (a) if any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and every three months thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

         "INTEREST PERIOD" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date on which such Loan is disbursed, or (in the case of any Offshore Rate Committed Loan) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter (and any other period that is 9 or 12 months and is consented to by all Banks in case of Committed Loans or the bidding Banks in the case of Bid Loans) as selected by the Company in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 365 days as selected by the Company in the applicable Competitive Bid Request; PROVIDED that:

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

              (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

         "INVESTMENT GUIDELINES" means those investment guidelines adopted by the Finance Committee of the Company's board of directors on June 10, 1997, as more particularly set forth on EXHIBIT K.

         "INVITATION FOR COMPETITIVE BIDS" means a solicitation for Competitive Bids, substantially in the form of EXHIBIT F.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "JOINT VENTURE" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) in which the Company or any of its Subsidiaries participates with another Person in order to conduct a common venture or enterprise with such Person.

         "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 10.02, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent.

         "LIBO RATE" means, for any Interest Period with respect to an Offshore Rate Committed Loan, the rate per annum (rounded, if necessary, to the nearest 1/16th of 1% or, if there is no nearest 1/16th of 1%, upward to the next 1/16 of 1%) determined by the Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by (1 minus the Reserve Requirement) for such Loan for such Interest Period.

         "LIBOR BASE RATE" means, for any Interest Period with respect to an Offshore Rate Committed Loan or LIBOR Bid Loan, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded, if necessary, to the nearest 1/16th of 1% or, if there is no nearest 16th of 1%, upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of, in the case of LIBOR Bid Loans, the LIBOR Bid Loans to be borrowed in such Bid Borrowing, and, in the case of Offshore Rate Committed Loans, the Offshore Rate Committed Loan to be made by the Reference Bank, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "LIBOR AUCTION" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.06.

         "LIBOR BID LOAN" means any Bid Loan that bears interest at a rate based upon the LIBOR Base Rate.

         "LIBOR BID MARGIN" has the meaning specified in Section
    2.06(c)(ii)(C).

         "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "LOAN" means an extension of credit by a Bank to the Company under
    Article II, and may be a Committed Loan or a Bid Loan.

         "LOAN DOCUMENTS" means this Agreement, any Notes, the Fee Letters and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

         "MAJORITY BANKS" means (a) at any time prior to the Revolving Termination Date, or after the Revolving Termination Date if no Loans are then outstanding, Banks then holding more than 50% of the Commitments, and
    (b) otherwise, Banks then holding more than 50% of the then aggregate unpaid principal amount of the Loans.

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or
    (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

         "MOODY'S" means Moody's Investor Services, Inc.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "NET CASH FLOW" means, for any period, the Company's and its Subsidiaries' (i) consolidated net income (before the Specified Charges, extraordinary gains and losses and all one-time acquisition-related costs and expenses incurred by the Company in connection with a Permitted Acquisition) for such period PLUS (ii) Interest Expense, depreciation, amortization and Operating Lease Rentals (all to the extent deducted in determining net income) for such period MINUS (iii) Capital Expenditures for such period, all determined on a consolidated basis in accordance with GAAP.

         "NET WORTH" of the Company on any date of determination means an amount equal to the excess of Total Assets over Total Liabilities.

         "NOTES" means the Committed Loan Notes and the Bid Loan Notes.

         "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

         "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "OFFSHORE RATE COMMITTED LOAN" means any Committed Loan that bears interest based on the LIBO Rate.

         "OFFSHORE RATE LOAN" means a Loan that bears interest based on the LIBO Rate or the LIBOR Base Rate.

         "OPERATING LEASE" means any noncancellable lease of property (real, personal or mixed) which does not constitute a Capital Lease.

         "OPERATING LEASE RENTALS" means all rents and other amounts paid or accrued by the Company and its Subsidiaries under and with respect to Operating Leases during and for the relevant period, but excluding periodic maintenance, insurance, taxes and similar charges not properly characterized as rent under GAAP.

         "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "PARTICIPANT" has the meaning specified in Section 10.08(d).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "PERMITTED ACQUISITIONS" means Acquisitions by the Company or any of its Subsidiaries of Persons and/or assets involved (or to be used) in connection with the Healthcare Business; PROVIDED, that (i) immediately before and after giving effect to the consummation of each Acquisition, no Default has occurred and is continuing or will exist; (ii) for each such Acquisition, the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the other party or parties has been obtained, and (iii) the Company shall have complied with the requirements of Section 6.13, if applicable.

         "PERMITTED LIENS" has the meaning specified in Section 7.01.

         "PERMITTED MARKET INVESTMENTS" shall mean any security that satisfies the Company's Investment Guidelines.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

         "PROSPECTIVE PREMIUM DEFAULT" shall mean the institution, with respect to the Company or any of its Subsidiaries by an HMO Regulator pursuant to applicable HMO Regulations, of a restriction on the fees or premiums that any HMO Subsidiary of the Company may charge that is likely to cause the Company to be in default of one or more of the financial covenants in
    Section 7.12 of this Agreement during one or more of the four fiscal quarters of the Company following the effective date of such restriction; PROVIDED that, in determining such likelihood, due consideration shall be given of actions the Company proposes to take, or to have any HMO Subsidiary take, in response to such restriction to the extent such actions have been communicated to the Banks within 30 days after the date the Company first learns of such restriction and so long as no other Default (whether or not related to such restriction) shall then have occurred and be continuing.

         "PUBLIC NOTES" means the promissory notes issued by FHC pursuant to, and as described in, the indenture referred to in FHC's registration statement on Form S-3 (registration statement number 33061684), and on Form T-1 (registration statement number 220-24210), in each case as amended, supplemented and modified from time to time.

         "REFERENCE BANK" means BofA.

         "REGULATORY TANGIBLE NET EQUITY" shall mean, for any HMO, "tangible net equity," "net worth" or such similar financial concept as defined by any HMO Regulation promulgated by any HMO Regulator as shall be applicable to HMOs.

         "REGULATORY TANGIBLE NET EQUITY REQUIREMENT" shall mean, as to any HMO, the minimum level at which an HMO is required by any applicable HMO Regulation or HMO Regulator to maintain its Regulatory Tangible Net Equity.

         "REPLACEMENT BANK" has the meaning specified in Section 3.07.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or binding determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "RESERVE REQUIREMENT" shall mean, for any Interest Period with respect to an Offshore Rate Committed Loan, the average maximum rate in effect at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any regulatory change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBO Rate is to be determined as provided in the definition of "LIBO Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Offshore Rate Committed Loans.

         "RESPONSIBLE OFFICER" means a chief executive officer or a president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "REVOLVING TERMINATION DATE" means the earlier to occur of:

              (a)  July 8, 2002, as such date may be extended pursuant to
         Section 2.16; and

              (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "S&P" means Standard & Poor's Ratings Group.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "SENIOR UNSECURED DEBT RATING" means, as of any date, the highest rating, actual or implicit, that has been most recently announced by any of S&P or Moody's, as the case may be, for the Company or any class of long-term senior unsecured debt issued by the Company or FHC. For purposes of the foregoing, (a) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (b) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Senior Unsecured Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

         "SIGNIFICANT SUBSIDIARY" means each Subsidiary of the Company that

              (a) accounted for at least 5% of consolidated revenues of the Company and its Subsidiaries or 5% of consolidated earnings of the Company and its Subsidiaries before interest and taxes, in each case ending on the last day of the last fiscal quarter immediately preceding the date as of which any such determination is made; or

              (b) has assets which represent at least 5% of the consolidated assets of the Company and its Subsidiaries as of the last day of the last fiscal quarter immediately preceding the date as of which any such determination is made;

    all of which, with respect to CLAUSES (A) and (B), shall be as reflected on the financial statements of the Company for the period, or as of the date, in question.

         "SPECIFIED CHARGES" means the $44,100,000 of restructuring charges taken by the Company and the $130,000,000 of "special reserve adjustment" charges taken by FHC in the quarter ending December 31, 1996 and up to $350,000,000 of merger and restructuring charges (including the charges related to the redemption of the Public Notes) taken by the Company in the fiscal year ending December 31, 1997 plus one-time, merger-related expenses that are recognized by the Company in the fiscal year ending December 31, 1998 and that do not meet the definition of "restructuring charges" under FASB Emerging Issues Task Force 94-3, but only to the extent that the aggregate amount of such merger-related expenses does not exceed the lesser of (i) $52,500,000 or (ii) $350,000,000 minus the amount of merger and restructuring charges that are taken by the Company in the fiscal year ending December 31, 1997.

         "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

         "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes, gross receipts taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

         "TOTAL ASSETS" of the Company means all property, whether real, personal, tangible, intangible or otherwise, that, in accordance with GAAP, should be included in determining total assets as shown on the assets portion of a balance sheet.

         "TOTAL LEVERAGE RATIO" means, as of the last day of any fiscal quarter of the Company, the ratio of (i) the sum of (x) the aggregate principal amount of Indebtedness (including the principal portion of rentals under Capital Leases) of the Company and its Subsidiaries which matures more than one year from the date of determination PLUS (y) the aggregate principal amount of all Indebtedness (including the principal portion of rentals under Capital Leases) which is scheduled to be paid by the Company and its Subsidiaries within one year from the date of determination to (ii) Adjusted EBITDA for the period of four consecutive fiscal quarters ending on such date.

         "TOTAL LIABILITIES" of the Company means all obligations that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Company.

         "TYPE" has the meaning specified in the definition of "Committed
    Loan."

         "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES" and "U.S." each means the United States of America.

         "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

    1.02 OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii) The term "including" is not limiting and means "including without limitation."

              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto (including, in the case of this Agreement, all amendments and modifications validly entered into pursuant to Section 10.01 hereof), but only to the extent such amendments and other modifications to agreements other than this Agreement and the other Loan Documents are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

    1.03 ACCOUNTING PRINCIPLES.

         (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                      ARTICLE II

                                     THE CREDITS

    2.01 AMOUNTS AND TERMS OF COMMITMENTS. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on SCHEDULE 2.01 (such amount as the same may be reduced under Section 2.07 or as a result of one or more assignments under
Section 10.08, the Bank's "COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Committed Borrowing, the aggregate principal amount of all outstanding Committed Loans, together with the aggregate principal amount of all Bid Loans outstanding, shall not at any time exceed the combined Commitments MINUS the outstanding principal amount of Commercial Paper Debt. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section
2.08 and reborrow under this Section 2.01.

    2.02 LOAN ACCOUNTS.

         (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

         (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

    2.03 PROCEDURE FOR COMMITTED BORROWING.

         (a) Each Committed Borrowing shall be made upon the Company's irrevocable telephonic notice (such notice to be immediately confirmed in writing) delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Committed Loans (except for the initial Committed Borrowing, which may be made on two Business Days' prior notice), and (ii) on the requested Borrowing Date, in the case of Base Rate Committed Loans, specifying:

                   (A) the amount of the Committed Borrowing, which shall be in an aggregate minimum amount of $10,000,000 or any multiple of $5,000,000 in excess thereof;

                   (B) the requested Borrowing Date, which shall be a Business Day;

                   (C)  the Type of Loans comprising the Committed Borrowing;
and

                   (D) with respect to the Offshore Rate Committed Loans only, the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Committed Loans, such Interest Period shall be one month.

         (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Committed Borrowing.

         (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative

Agent for the account of the Company at the Administrative Agent's Payment Office by 12:00 noon (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Committed Loans will then be made available to the Company or the Company's designee by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company in like funds as received by the Administrative Agent.

         (d) After giving effect to any Committed Borrowing, there may not be more than 10 different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

    2.04 CONVERSION AND CONTINUATION ELECTIONS FOR COMMITTED BORROWINGS.

         (a) The Company may, upon irrevocable telephonic notice (such notice to be immediately confirmed in writing), to the Administrative Agent in accordance with Section 2.04(b):

              (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $5,000,000 in excess thereof) into Committed Loans of any other Type; or

              (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $5,000,000 in excess thereof);

PROVIDED, that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, and on and after such date the right of the Company to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.

         (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans; and (ii) on the Conversion/Continuation

Date, if the Loans are to be converted into Base Rate Committed Loans, specifying:

                   (A)  the proposed Conversion/Continuation Date;

                   (B) the aggregate amount of Committed Loans to be converted or continued;

                   (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

                   (D) other than in the case of conversions into Base Rate Committed Loans, the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

         (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank and the Company of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

         (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan be made as or converted into or continued as an Offshore Rate Committed Loan.

         (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than ten different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

    2.05 BID BORROWINGS.  In addition to Committed Borrowings pursuant to
Section 2.03, each Bank severally agrees that the Company may, as set forth in
Section 2.06, from time to time request the Banks prior to the Revolving Termination Date to submit offers to make Bid Loans to the Company; PROVIDED, HOWEVER, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and PROVIDED, FURTHER, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks exceed the combined Commitments MINUS the outstanding principal amount of Commercial Paper Debt; or (b) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed ten.

    2.06 PROCEDURE FOR BID BORROWINGS.

         (a) When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of EXHIBIT G (a "COMPETITIVE BID REQUEST") so as to be received no later than 9:00 a.m. (San Francisco time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or
(y) one Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

              (i) the date of such Bid Borrowing, which shall be a Business
Day;

              (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $10,000,000 or in multiples of $5,000,000 in excess thereof;

              (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

              (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to Section 2.06(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

         (b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.06.

         (c) (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.06(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices set forth on SCHEDULE 10.02 not later than 7:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 7:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; PROVIDED that Competitive Bids submitted by BofA (or any Affiliate of BofA) in the capacity of a Bank may be submitted, and may only be submitted, if BofA or such Affiliate notifies the Administrative Agent of the terms of the offer or offers contained therein not later than (A) 6:45 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 6:45 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

              (ii) Each Competitive Bid shall be in substantially the form of EXHIBIT H, specifying therein:

                   (A)  the proposed date of Borrowing;

                   (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $10,000,000 or in multiples of $5,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                   (C) in case the Company elects a LIBOR Auction, the margin above or below the applicable LIBOR Base Rate (the "LIBOR BID MARGIN") offered for each such Bid Loan, expressed in multiples of 1/100th of one percent to be added to or subtracted from the applicable LIBOR Base Rate and the Interest Period applicable thereto;

                   (D) in case the Company elects an Absolute Rate Auction, the rate of interest per annum expressed in multiples of 1/100th of one percent (the "ABSOLUTE RATE") offered for each such Bid Loan; and

                   (E)  the identity of the quoting Bank.

    A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

              (iii) Any Competitive Bid shall be disregarded if it:

                   (A) is not substantially in conformity with EXHIBIT H or does not specify all of the information required by subsection (c)(ii) of this Section;

                   (B)  contains qualifying, conditional or similar language;

                   (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                   (D)  arrives after the time set forth in subsection (c)(i).

         (d) Promptly on receipt and not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing in the case of a LIBOR Auction, or 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Administrative Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with Section 2.06(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request.
Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in Section 2.06(c). The Administrative Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 3.02, 3.05 and 4.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Company.

         (e) Not later than 8:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 8:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to
Section 2.06(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; PROVIDED that:

              (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

              (ii) the principal amount of each Bid Borrowing must be $10,000,000 or in any multiple of $5,000,000 in excess thereof;

              (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

              (iv) the Company may not accept any offer that is described in
Section 2.06(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (f) If offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

         (g) (i) The Administrative Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

              (ii) Each Bank which has received notice pursuant to Section 2.06(g)(i) that its Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office, by 11:00 a.m. (San Francisco time) in the case of Absolute Rate Bid Loans, and by 11:00 a.m. (San Francisco time) in the case of LIBOR Bid Loans, on such date of Bid Borrowing, in funds immediately available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office. The Administrative Agent will then make such funds immediately available to the Company.

              (iii) Promptly following each Bid Borrowing, the Administrative Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

              (iv) From time to time, the Company and the Banks shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

         (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 3.02, 3.05 and 4.02 hereof are satisfied, the Banks whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.06 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

    2.07 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $5,000,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Committed Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees and utilization fees due and owing, pursuant to Section 2.11 hereof, to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

    2.08 OPTIONAL PREPAYMENTS. (a) Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Administrative Agent, ratably prepay Committed Loans in whole or in part, in minimum amounts of $10,000,000 or any multiple of $5,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of

Committed Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Committed Loans only, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

         (b) Bid Loans may not be voluntarily prepaid other than with the consent of the applicable Bid Loan Lender.

    2.09 REPAYMENT.

         (a) THE REVOLVING CREDIT. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

         (b) BID LOANS. The Company shall repay each Bid Loan on the last day of the relevant Interest Period.

    2.10 INTEREST.

         (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBO Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), PLUS the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBOR Base Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be.

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Committed Loans under Section 2.08 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

         (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all other outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of

Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

         (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

    2.11 FEES.

         (a) ARRANGEMENT, AGENCY FEES. The Company shall pay an arrangement fee to each Arranger for such Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement among the Company, the Arrangers and Administrative Agent dated May 13, 1997.

         (b) UPFRONT FEES. On the Closing Date, the Company shall pay to the Administrative Agent for the account of each Bank an upfront fee in an amount as more particularly set forth in certain letter agreements between the Company and the Arrangers (such letters and the letter described in Section 2.11(a) are collectively called the "FEE LETTERS").

         (c) FACILITY FEES. The Company shall pay to the Administrative Agent for the account of each Bank a facility fee on the average daily amount of such Bank's Commitment (whether used or unused), for the period from and including the Closing Date to but not including the Revolving Termination Date at a rate per annum equal to the applicable amount set forth in the definition of "Applicable Margin" for the facility fees. Accrued facility fees shall be payable in arrears on the last Business Day of each calendar quarter and on the Revolving Termination Date.

         (d) BID FEES. In consideration of the Administrative Agent's management of bidding procedures for Bid Loans, the Company shall pay to the Administrative Agent for the

Administrative Agent's own account on the date of each LIBOR Auction and Absolute Rate Auction, bid agency fees in the amount of $150 for each offer submitted by each Bank, but in no event less than $450 per auction.

    2.12 COMPUTATION OF FEES AND INTEREST.

         (a   All computations of interest for Base Rate Committed Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

         (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

         (c) If the Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever the Reference Bank ceases to be a Bank hereunder, the Reference Bank shall thereupon cease to be the Reference Bank, and (i) so long as no Default or Event of Default shall be continuing, the Company, with the consent of the Majority Banks (which consent shall not be unreasonably withheld), may select a replacement Reference Bank and (ii) if a Default or Event of Default shall be continuing, the Majority Banks, with the consent of the Company (which consent shall not be unreasonably withheld), may select a replacement Reference Bank.

    2.13 PAYMENTS BY THE COMPANY.

         (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks to the Administrative Agent's account no. 12333-15584, regarding: Foundation Health Systems, Inc., Attention: Agency Management Services, Number 5596, ABA No. 1210-0035-8, or at such other account as the Administrative Agent may from time to time designate by notice to the Company, and shall be made in dollars and in immediately available funds, no later than 12:00 noon (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the

Administrative Agent later than 12:00 noon (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

    2.14 PAYMENTS BY THE BANKS TO THE ADMINISTRATIVE AGENT.

         (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Committed Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Committed Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection
(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement.
If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

         (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date. The Company reserves the right to seek compensation from any Bank wrongfully failing to make a Committed Loan on a Borrowing Date for any costs, losses and expenses incurred by the Company resulting from such failure.

    2.15 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

Any Bank having outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Bank and applying such set-off to the Loans shall apply the proceeds of such set-off first to such Bank's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.

    2.16 EXTENSION OF REVOLVING TERMINATION DATE. Not less than 30 days nor more than 60 days before each anniversary of the Closing Date, the Company may, by written request delivered to the Administrative Agent, request that the Revolving Termination Date be extended by all of the Banks for a period of one year from the then-current Revolving Termination Date; PROVIDED, HOWEVER, that in no event shall the Revolving Termination Date extend beyond the seventh anniversary of the Closing Date. The Administrative Agent shall promptly notify the Banks of any such request. Such extension shall only be effective upon approval thereof in writing by each of the Administrative Agent and all of the Banks and the execution and delivery of such amendments to the Loan Documents as the Administrative Agent may require in connection with such extension. The Administrative Agent and each Bank may accept or reject any request for an extension in its sole and absolute discretion. The Administrative Agent and each Bank shall use best efforts to accept or reject any such request within 30 days after receiving notice thereof, PROVIDED that any failure by the Administrative Agent or a Bank to respond to such a request shall be deemed to be a rejection thereof.


                                     ARTICLE III

                        TAXES, YIELD PROTECTION AND ILLEGALITY

    3.01 TAXES.   Any and all payments by the Company to each Bank or the
Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

         (a) The Company agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

         (b) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

              (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

              (ii) the Company shall make such deductions and withholdings; and

              (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law;

provided, that the foregoing obligation of the Company to pay such additional amounts shall not apply

                   (A) to any payment to any Bank that is subject to deduction for or withholding for taxes pursuant to the Code, unless, as of the Closing Date or the date it becomes a Bank pursuant to Section 10.8, such Bank is entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it under this Agreement) or a Form 4224 (relating to all interest to be received by such Bank under this Agreement in respect of the Loans) (and, in that regard, each such Bank shall deliver to the Administrative Agent and the Company the documentation required by Section 9.10), or

                   (B) to any taxes imposed solely by reason of the failure of such Bank to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of such Bank if such compliance is required by statute or regulations of the United States as a precondition to relief or exemption from such Taxes.

         (c) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

         (d) If the Company is required to pay additional amounts to any Bank or the Administrative Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

    3.02 ILLEGALITY.

         (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

         (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

         (c) If the obligation of any Bank to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Committed Loans shall be instead Base Rate Committed Loans.

         (d) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

    3.03 INCREASED COSTS AND REDUCTION OF RETURN.

         (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or
(ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Committed Loans; then, in any such case, such Bank shall notify the Company of any such event of which it has knowledge and shall deliver to the Administrative Agent and the Company a written statement specifying in reasonable detail the losses or expenses sustained or incurred. The Company shall, within ten (10) days following demand therefor, pay the amount sufficient to compensate such Bank for such increased costs.

         (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement; then, in any such case, such Bank shall notify the Company of any such event of which it has knowledge and shall deliver to the Administrative Agent and the Company a written statement specifying in reasonable detail the losses or expenses sustained or incurred. The Company shall, within ten (10) days following demand therefor, pay the amount sufficient to compensate such Bank for such increased costs.

    3.04 FUNDING LOSSES. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

         (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

         (b) the failure of the Company to borrow, continue or convert (i) a Committed Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation or (ii) a LIBOR Bid Loan after the Company has accepted a Competitive Bid with respect thereto;

         (c) the failure of the Company to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.08;

         (d) the prepayment or scheduled repayment (including pursuant to Section 2.08, 2.09 or 3.07) or other payment (including after acceleration thereof) of any Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

         (e) the automatic conversion under Section 2.04 (a) of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Company to the Banks under this Section and under Section 3.03(a), each Offshore Rate Committed Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBO Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded. Each Bank that claims compensation under this Section shall deliver to the Administrative Agent and the Company a written statement specifying in reasonable detail any amounts due to the Banks as provided above.

    3.05 INABILITY TO DETERMINE RATES. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the LIBO Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the

Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Committed Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans.

    3.06 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Administrative Agent) (a) a notice to the Company of any change in the Requirement of Law giving rise to such reimbursement or compensation and (b) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and the calculations used to determine in good faith such amount, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

    3.07 SUBSTITUTION OF BANKS. Upon the receipt by the Company from any Bank (an "AFFECTED BANK") of a claim for reimbursement, compensation or other adjustment under this Article III, the Company may: (i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; (ii) designate a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "REPLACEMENT BANK"); or (iii) so long as there does not then exist a Default or an Event of Default, terminate in whole or reduce in part the Commitment of the Affected Bank and prepay all or part of the outstanding Loans owing to such Affected Bank in accordance with
Section 2.07. Any such designation of a Replacement Bank under clause (ii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

    3.08 SURVIVAL.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                      ARTICLE IV

                                 CONDITIONS PRECEDENT

    4.01 CONDITIONS OF INITIAL LOANS. The obligation of each Bank to make its initial Committed Loan hereunder, and to receive through the Administrative Agent the initial Competitive Bid Request, is subject to the condition that the Administrative Agent has received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and, if requested by the Administrative Agent, in sufficient copies for each Bank:

         (a)  CREDIT AGREEMENT.  This Agreement executed by each party hereto;

         (b)  RESOLUTIONS; INCUMBENCY.

              (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, or resolutions of an authorized committee of the board of directors authorizing the transactions contemplated hereby together with evidence of such committee's authority, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

              (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

         (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

              (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

              (ii) a good standing and tax good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

         (d) LEGAL OPINIONS. An opinion of McDermott, Will & Emery, counsel to the Company and addressed to the Administrative Agent and the Banks, substantially in the form of EXHIBIT D and an opinion of Mayer, Brown & Platt, special counsel to the Administrative Agent and the Banks, substantially in the form of EXHIBIT M;

         (e) PAYMENT OF FEES. Evidence of payment to the Administrative Agent by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Section 2.11(a), Section 2.11(b) and Section 10.04;

         (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date:

              (i)  stating that the representations and warranties contained in
Article V are true and correct on and as of such date, as though made on and as of such date;

              (ii) stating that no Default or Event of Default exists or would result from the initial Borrowing;

              (iii) stating that since December 31, 1996, there has occurred no material adverse change in the condition (financial or otherwise), business, operations or properties of (i) the Company and its Subsidiaries taken as a whole or (ii) FHC and the Subsidiaries taken as a whole, in either case since the date of the last audited financial statement;

              (iv) stating that since December 31, 1996, there has occurred no material adverse change in the Company's ability to perform its obligations under any Loan Document; and

              (v) certifying as to the Total Leverage Ratio, in effect on March 31, 1997;

         (g) TERMINATION OF EXISTING CREDIT AGREEMENTS. Such evidence as the Administrative Agent shall require that concurrently herewith the Existing Credit Agreements have been terminated and all Indebtedness outstanding thereunder has been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing);

         (h) REGULATORY COMPLIANCE. A certificate of a Responsible Officer on behalf of each of the HMO Subsidiaries that, as of March 31, 1997, satisfies the criteria under clause (b) of the definition of the term "Significant Subsidiary" to the effect that such HMO Subsidiary is in compliance in all material respects with the requirements of all applicable HMO Regulations, including such Regulatory Tangible Net Equity Requirements as are applicable to such HMO Subsidiary, and with all other material Requirements of Law;

         (i) LITIGATION. Such evidence as the Administrative Agent shall require that (i) there exists no material litigation challenging or seeking to restrain or prohibit or impose material adverse conditions upon the making of the Loans by the Banks or the performance of the Obligations, and (ii) there exists no judgment, order, injunction, or other restraint of a Governmental

Authority prohibiting or imposing material adverse conditions upon the making of the Loans by the Banks or the performance of the Obligations;

         (j)  NOTES.  Notes for those Banks requesting Notes; and

         (k) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may reasonably request.

    4.02 CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make any Committed Loan to be made by it, and the obligation of any Bank to make any Bid Loan as to which the Company has accepted the relevant Competitive Bid (including its initial Loan), is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

         (a)  NOTICE OF BORROWING.  As to any Committed Loan, the
Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing;

         (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

         (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing; and

         (d) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent may reasonably request.

Each Notice of Borrowing and Competitive Bid Request submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each Borrowing Date, that the conditions in Section 4.02 are satisfied.


                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

    The Company represents and warrants to the Administrative Agent and each Bank that:

    5.01 CORPORATE EXISTENCE AND POWER.  The Company and each of its
Subsidiaries:

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

         (b) has the power and authority and all material Governmental Approvals to own its material assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

         (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license (except for jurisdictions in which the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect); and

         (d)  is in compliance with all material Requirements of Law.

    5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party have been duly authorized by all necessary corporate action, and do not and will not:

         (a)  contravene the terms of any of the Company's Organization
Documents;

         (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company is a party or any material order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

         (c)  violate any material Requirement of Law.

    5.03 GOVERNMENTAL AUTHORIZATION. No material Governmental Approval is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document.

    5.04 BINDING EFFECT. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

    5.05 LITIGATION. Except as specifically disclosed in SCHEDULE 5.05, there are no actions, suits, proceedings, investigations, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

         (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

         (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

    5.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8.01(e).

    5.07 ERISA COMPLIANCE. Except as specifically disclosed in SCHEDULE 5.07 or to the extent that the liability of the Company and its Subsidiaries in respect of any of the following would reasonably be expected to exceed $5,000,000:

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    5.08 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and
Section 7.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

    5.09 TITLE TO PROPERTIES. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

    5.10 TAXES. The Company and its Subsidiaries have filed all material Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

    5.11 FINANCIAL CONDITION.

         (a) The audited consolidated financial statements of (I) the Company and its Subsidiaries dated December 31, 1996 and (II) FHC and its Subsidiaries dated June 30, 1996 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on those dates:

              (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

              (ii) fairly present the financial condition of such Persons as of the date thereof and results of operations for the period covered thereby; and

              (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of December 31, 1996 and FHC and its consolidated Subsidiaries as of June 30, 1996, including liabilities for taxes, material commitments and Contingent Obligations.

         (b)  Since December 31, 1996, there has been no Material Adverse
Effect.

    5.12 ENVIRONMENTAL MATTERS. Except as specifically disclosed in SCHEDULE 5.12, Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    5.13 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or except as specifically disclosed in SCHEDULE 5.13, any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

    5.14 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

    5.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses as heretofore conducted, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in SCHEDULE 5.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

    5.16 SUBSIDIARIES. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of SCHEDULE 5.16 hereto and, except for Permitted Market Investments, has no equity investments in any other corporation or entity other than those specifically disclosed and in the amounts as set forth in part (b) of SCHEDULE 5.16.

    5.17 INSURANCE. Except as specifically disclosed in SCHEDULE 5.17, the properties of the Company and its Subsidiaries are insured or self-insured, in such amounts, with such deductibles and covering such risks as are customary for companies of like size and nature.

    5.18 BUSINESS ACTIVITY. Neither the Company nor any of its Subsidiaries is engaged in any line or lines of business activity other than the Healthcare Business.

    5.19 ACCREDITATION, ETC. Each HMO Subsidiary maintains (i) all licenses and certifications required pursuant to any HMO Regulation; (ii) all certifications and authorizations necessary to ensure that each of the HMO Subsidiaries is eligible for all reimbursements available under the HMO Regulations to the extent applicable to HMOs of their type; and (iii) all licenses, permits, authorizations and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs; except where the failure to maintain the items described in any of the preceding three clauses would not have a Material Adverse Effect.

    5.20 ACCURACY OF INFORMATION. The information described on Schedule 5.20 that has been provided by the Company to the Administrative Agent and the Banks, when taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which such information is or is to be used, not misleading. It is understood by the Administrative Agent and the Banks that all of the estimates and assumptions on which any projections and forecasts are based may not prove to be correct and that actual future financial performance may vary from that projected.


                                      ARTICLE VI

                                AFFIRMATIVE COVENANTS

    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

    6.01 FINANCIAL STATEMENTS. The Company shall deliver to the Administrative Agent and the Banks, in form and detail reasonably satisfactory to the Administrative Agent and the Majority Banks:

         (a) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1997), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

         (b) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended June 30, 1997), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

    6.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Administrative Agent and the Banks;

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

         (d) promptly following the receipt of the same, a copy of each notice relating to the loss by the Company or any HMO Subsidiary of any material operating permit, license or certification by any HMO Regulator;

         (e) promptly following the receipt of the same, all correspondence received by the Company or any Subsidiary from an HMO Regulator which asserts that the Company or any HMO Subsidiary is not in substantial compliance with any material HMO Regulation or which threatens the taking of any action against the Company or any Subsidiary under any material HMO Regulation;

         (f) from time to time upon receipt of a request by any Bank through the Administrative Agent specifying in reasonable detail the types of documents to be provided, copies of any and all statements, audits, studies or reports submitted by or on behalf of the Company or any HMO Subsidiary to any HMO Regulator; and

         (g) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

    6.03 NOTICES. The Company shall promptly, but in no event more than two Business Days after the date upon which a Responsible Officer knew or reasonably should have known of such circumstance, notify the Administrative Agent and each
Bank:

         (a)  of the occurrence of any Default or Event of Default;

         (b) of any matter that has resulted or would be reasonably likely to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual Obligation of the Company or any Subsidiary that has resulted or would be reasonably likely to result in a Material Adverse Effect, (ii) any material dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority or that has resulted or would be reasonably likely to result in a Material Adverse Effect, (iii) the commencement of, or any material development in, any material litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws that has resulted or would be reasonably likely to result in a Material Adverse Effect;

         (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate, and deliver to the Administrative Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

              (i)  an ERISA Event;

              (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

              (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

              (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

         (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries not otherwise permitted under SECTION 7.15.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

    6.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Significant Subsidiary to:

         (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

         (b) except as otherwise expressly permitted by this Agreement, preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, including all material licenses and certifications required pursuant to any HMO Regulation, all material certifications and authorizations necessary to ensure that each of the HMO Subsidiaries is eligible for all reimbursements available under the HMO Regulation to the extent applicable to HMOs of their type, and all material licenses, permits, authorization and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs;

         (c) except as otherwise expressly permitted by this Agreement, use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

         (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

    6.05 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is material to its business in good working order and condition, ordinary wear and tear excepted, except as permitted by SECTION 7.02 hereof.

    6.06 INSURANCE. The Company shall maintain, and shall cause each Subsidiary to maintain insurance or self-insurance with respect to its properties and business against loss or damage of such types and in such amounts as are customary for companies of like size and nature.

    6.07 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

         (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

         (b) all lawful claims which, if unpaid, would by law become a Lien upon its property in violation of this Agreement, except for any such claims that are being contested in good faith and by appropriate proceedings.

    6.08 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Significant Subsidiary to comply, in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including all HMO Regulations and the Federal Fair Labor Standards
Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

    6.09 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except to the extent that the failure to so maintain compliance or qualification or make such contribution could reasonably be expected to result in liability to the Company and its Subsidiaries in excess of $20,000,000.

    6.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account to the extent necessary to permit the preparation of the financial statements in conformity with GAAP consistently applied. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent, at the request of any Bank, or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

    6.11 ENVIRONMENTAL LAWS. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws.

    6.12 USE OF PROCEEDS. The Company shall use the proceeds of the Loans for general corporate purposes, including backup of Commercial Paper Debt, the repayment of Indebtedness, Permitted Acquisitions and the repurchase or redemption of its capital stock; PROVIDED, HOWEVER, that in no event may such proceeds be used in contravention of any Requirement of Law or of any Loan Document.

    6.13 ACQUISITIONS. Prior to consummating any Permitted Acquisition with a value in excess of $100,000,000, the Company shall have delivered to the Administrative Agent (in form and detail satisfactory to each Bank and in sufficient copies for each Bank) the following:

              (i) Simultaneously with, or as soon as practicable after, the first public announcement of the Company's intention to consummate a Permitted Acquisition, a brief summary of the substantive terms thereof, or if available, a copy of the executed purchase or merger agreement, together with a copy of such announcement;

              (ii) At least 10 days prior to the consummation of such Permitted Acquisition (unless the first public announcement thereof occurs later, in which case upon such later date), a certified copy of the executed purchase contract or merger agreement relating to such Permitted Acquisition; and

              (iii) An officer's certificate, executed by a Responsible Officer of the Company, dated the date of consummation of such Permitted Acquisition, certifying that immediately before and after giving effect to such Permitted Acquisition (A) no Default has occurred and is continuing or will exist and (B) that the Company will be in compliance on a pro forma basis with each of the financial ratios specified in Section 7.12 as of the end of the fiscal quarter immediately preceding such Acquisition for the twelve-month period preceding such fiscal quarter end, together with a reasonably detailed worksheet setting forth the calculation of such ratios.

                                     ARTICLE VII

                                  NEGATIVE COVENANTS

    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

    7.01 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

         (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in SCHEDULE 7.01 securing Indebtedness outstanding on such date;

         (b)  any Lien created under any Loan Document;

         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

         (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or being contested in good faith, PROVIDED that adequate reserves for the payment thereof have been established in accordance with GAAP;

         (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with HMO Regulations, workers' compensation, unemployment insurance and other social security legislation, PROVIDED that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

         (f)  Liens on the property of the Company or its Subsidiary securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

         (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

         (h) Liens on assets of corporations which become Subsidiaries after the date of this Agreement; PROVIDED, HOWEVER, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and PROVIDED, FURTHER, that all such Liens in the aggregate at any time outstanding do not exceed $75,000,000 in the aggregate;

         (i)  in addition to Liens that are otherwise permitted under this
Section 7.01, Liens securing Indebtedness that does not at any time exceed $75,000,000 in the aggregate;

         (j) Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

         (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

         (l) any extension, renewal or replacement of the foregoing; PROVIDED, however that the Liens permitted under this clause(l) shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

    7.02 DISPOSITION OF ASSETS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

         (a) dispositions of inventory, equipment or operations, all in the ordinary course of business;

         (b) the sale of equipment or operations to the extent that such assets are exchanged for credit against the purchase price of similar replacement assets, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement assets;

         (c) dispositions of accounts, inventory, equipment or discontinued operations by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements; and

         (d) dispositions not otherwise permitted hereunder which are made for fair market value; PROVIDED, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, except that non-cash proceeds may be received so long as all such non-cash proceeds received from the Closing Date through the Revolving Termination Date does not in the aggregate at any time outstanding exceed $150,000,000 MINUS the aggregate amount of write-offs taken against all such non-cash proceeds received after the Closing Date, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries exclusive of those assets identified on Schedule 7.02, together, shall not exceed in any fiscal year 10% of the Company and its Subsidiaries' consolidated tangible assets as of the last day of the preceding fiscal year. There shall be excluded from the calculation of the value of all assets sold in any year, any sale or disposition of any promissory notes or other non-cash proceeds received by the Company and its Subsidiaries during such year in connection with a disposition otherwise permitted under this clause (d).

    7.03 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

         (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

         (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary;

         (c) the Company or any of its Subsidiaries may make Permitted Acquisitions;

         (d) any consolidation or merger which constitutes a Permitted Acquisition;

         (e) the Company or any of its Subsidiaries may make acquisitions of Persons and/or assets not in the Healthcare Business so long as (i) the prior, effective written consent or approval to such acquisition has been obtained from the board of directors or equivalent governing body of the other party and (ii) the aggregate value of the cash, stock or other consideration (including Indebtedness assumed by the Company or its Subsidiaries in connection therewith) expended in connection therewith, together with the amount of Joint Ventures permitted pursuant to Section 7.09(c) and the amount of investments permitted pursuant to Section 7.04(f) does not in the aggregate at any time outstanding exceed $50,000,000 (exclusive of those Investments outstanding on the Closing Date and described on Schedule 7.04); and

         (f)  any disposition permitted pursuant to Section 7.02 hereof.

    7.04 LOANS AND INVESTMENTS. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment with respect to, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

         (a)  Permitted Market Investments;

         (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

         (c) extensions of credit from a Subsidiary to the Company or extensions of credit or capital contributions by the Company to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

         (d)  Permitted Acquisitions;

         (e) other investments in the Healthcare Business which comply with clause (ii) of the definition of Permitted Acquisitions and are not listed on part (b) of SCHEDULE 5.16, but which, together with the amount of Joint Ventures permitted pursuant to Section 7.09(b), do not in the aggregate at any time outstanding exceed the sum of (i) $150,000,000 plus (ii)

$25,000,000 for each fiscal year commencing after December 31, 1997; or

         (f) other investments outside of the Healthcare Business which comply with clause (ii) of the definition of Permitted Acquisitions so long as the aggregate amount thereof, together with the amount of expenditures permitted pursuant to Section 7.03(e) and the amount of Joint Ventures permitted pursuant to Section 7.09(c), does not in the aggregate at any time outstanding exceed $50,000,000 (exclusive of those Investments outstanding on the Closing Date and described on Schedule 7.04).

    7.05 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (a)  Indebtedness incurred pursuant to this Agreement;

         (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

         (c)  Indebtedness existing on the Closing Date and set forth in
SCHEDULE 7.05 and any renewals, extensions, replacements and refundings of such Indebtedness;

         (d)  Indebtedness secured by Liens permitted by Sections 7.01(h) and
(i) in an aggregate amount outstanding not to exceed $150,000,000;

         (e) other Indebtedness, which together with the Indebtedness permitted under clauses (b) through (d) above, does not exceed $500,000,000 in the aggregate; provided, however, not more than $150,000,000 of all Indebtedness permitted under this Agreement may be Indebtedness of Subsidiaries (excluding Indebtedness evidenced by the Public Notes); and

         (f)  Commercial Paper Debt.

    7.06 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary and except for transactions between the Company and any Subsidiary that is not a Significant Subsidiary.

    7.07 USE OF PROCEEDS. Except as otherwise provided in Section 6.12, the Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, unless such acquisition is a Permitted Acquisition or an acquisition of the Company's own capital stock consistent with the terms hereof and in compliance with all Requirements of Law. No part of the proceeds of the Loans will be used for any purpose which violates the provisions of Regulations G, T, U or X of the FRB.

    7.08 CONTINGENT OBLIGATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

         (a) endorsements for collection or deposit in the ordinary course of business;

         (b) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

         (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in SCHEDULE 7.08; and

         (d) Contingent Obligations incurred by the Company or any Subsidiary after the Closing Date in the ordinary course of business.

    7.09 JOINT VENTURES. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, except for (a) Joint Ventures in the Healthcare Business entered in the ordinary course of business, (b) other Joint Ventures in the Healthcare Business which require aggregate expenditures by the Company or any of its Subsidiaries in an amount which, together with the amount of investments permitted pursuant to Section 7.04(e), do not in the aggregate at any time outstanding exceed the sum of (i) $150,000,000 plus (ii) $25,000,000 for each fiscal year commencing after December 31, 1997 and (c) Joint Ventures outside of the Healthcare Business which require aggregate expenditures by the Company or any of its Subsidiaries in an amount which, together with the amount of expenditures permitted pursuant to Section 7.03(e) and the amount of investments permitted pursuant to Section 7.04(f) (exclusive of those Investments outstanding on the Closing Date and described on Schedule 7.04), do not in the aggregate at any time outstanding exceed $50,000,000.

    7.10 LEASE OBLIGATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

         (a) leases of the Company and of Subsidiaries in existence on the Closing Date;

         (b) Operating Leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; and

         (c) Capital Leases other than those permitted under clause (a) of this Section, entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business.

    7.11 RESTRICTED PAYMENTS. The Company shall not (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or (ii) purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that the Company may:

         (a) declare and make dividend payments or other distributions payable solely in its common stock or make cash payments for the redemption of fractional shares;

         (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

         (c) subdivide its outstanding shares of common stock into a larger number of shares of common stock, including, without limitation, by means of a stock split; and

         (d) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash; PROVIDED, that the cumulative amount of such dividends, purchases, redemptions and acquisitions after June 30, 1997 shall not exceed the sum of (A) $300,000,000 plus (B) 25% of net income of the Company and its Subsidiaries for the fiscal year ending December 31, 1998 and plus (C) 50% of net income of the Company and its Subsidiaries arising after December 31, 1998, computed on a cumulative consolidated basis (collectively, the "Base Amount"); and PROVIDED FURTHER that, in no event may any such payment, purchase, redemption or acquisition be made if immediately after giving effect to any such proposed action, any Default or Event of Default would exist. To the extent that the Company has paid dividends or purchased, redeemed or otherwise acquired its stock or warrants, rights or options to acquire such stock in compliance with the provisions of this clause (d), the Base Amount may be replenished from time to time by an amount equal to the aggregate net cash proceeds received by the Company from the sale of common stock by the Company subsequent to June 30, 1997.

    7.12 FINANCIAL COVENANTS.  The Company shall not permit:

         (a)  the Total Leverage Ratio to exceed 3.0 to 1.00 at any time;

         (b) the Fixed Charges Coverage Ratio to be less than 2.75 to 1.00 at any time; or

         (c) its Net Worth to be less than the sum of (x) 85% of Net Worth on June 30, 1997 PLUS (y) 50% of the net income of the Company and its Subsidiaries arising after June 30, 1997, computed on a cumulative consolidated basis.

    7.13 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $20,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    7.14 LIMITATION ON PAYMENT RESTRICTIONS AFFECTING SIGNIFICANT SUBSIDIARIES. Except as set forth in this Agreement, the Company shall not, and shall not permit any of its Significant Subsidiaries, directly or indirectly, to create or suffer to exist or allow to become effective any consensual encumbrance or restriction on the ability of (i) any of the Significant Subsidiaries of the Company to (a) declare and pay dividends on such Significant Subsidiaries' stock or pay any obligation, liability or any Indebtedness owed to the Company or any of its other Subsidiaries, (b) make loans or advances to the Company or its other Significant Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its other Significant Subsidiaries, or (ii) the Company or any of its Significant Subsidiaries to receive or retain vis-a-vis the transferor any such amounts set forth in clauses (i)(a), (i)(b) or (i)(c) above, except for encumbrances or restrictions existing under or by reason of HMO Regulations and other applicable law or any recommendation or requirement of any Governmental Authority.

    7.15 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or as required to conform the practices of a Person acquired in connection with a Permitted Acquisition, or change the fiscal year of the Company or of any Subsidiary.

    7.16 CHANGE IN BUSINESS. Except for expenditures pursuant to Joint Ventures and investments permitted pursuant to Section 7.04(f) which do not in the aggregate at any time exceed $50,000,000, the Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business other than the Healthcare Business.

    7.17 CERTAIN OBLIGATIONS RESPECTING SIGNIFICANT SUBSIDIARIES. (a) Except as otherwise provided in this Agreement and except for the sale by the Company of up to 20% of the common stock of the Subsidiaries listed on Schedule 7.17, the Company will, and will cause each of its Significant Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company or one of its Significant Subsidiaries at all times owns free and clear of any lien, charge, or encumbrance at least the same percentage of the issued and outstanding shares of each class of stock of, and enjoys the same degree of voting control over, each of its Significant Subsidiaries as it owned or enjoyed on the Closing Date or as was acquired in any Acquisition or merger. Except as otherwise expressly provided in this Agreement, without limiting the generality of the foregoing, none of the Company nor any of its Significant Subsidiaries shall sell, transfer or otherwise dispose of any shares of stock in any Significant Subsidiary owned by them, nor permit any Significant Subsidiary to issue any shares of the stock of any class whatsoever to any Person (other than to the Company, a wholly-owned Subsidiary or another Significant Subsidiary).

         (b) The Company will not, nor permit any of its Significant Subsidiaries to, enter into, after the Closing Date, any indenture, agreement, instrument or other arrangement (other than pursuant to any Loan Document, any Requirement of Law or any requirement or recommendation of a Governmental Authority) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the declaration or payment of dividends, the making of loans, advances or investments or the sale, assignment, transfer or other disposition of property.

                                     ARTICLE VIII

                                  EVENTS OF DEFAULT

    8.01 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

         (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any amount of interest on any Bid Loan, or (ii) within three Business Days after the same becomes due, any other interest, any fee or any other amount payable hereunder or under any other Loan Document; or

         (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

         (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in (i) clause (a) or (b) of Section 6.03; or (ii) any of Section 6.01, 6.02, 6.09 or Article VII and such default shall continue unremedied for a period of 20 days after the earlier of (x) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (y) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

         (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

         (e) CROSS-DEFAULT. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation under a single agreement or transaction having a principal amount outstanding of more than $20,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after any applicable grace or notice period, if any; or (ii) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount outstanding of more than $50,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after any applicable grace or notice period, if any; or
(iii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation under a single agreement or transaction having a principal amount outstanding of more than $20,000,000, and such failure continues after the applicable grace or notice period (which grace period, if shorter than 30 days, shall be deemed extended to 30 days for purposes of this clause if (A) such Indebtedness or Contingent Obligation was assumed in connection with an Acquisition and is in an aggregate principal amount of not in excess of $50,000,000 and (B) not more than 90 days have elapsed since the consummation of such Acquisition), if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (iv) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under one or more agreements or instruments relating to any Indebtedness or Contingent Obligation having an aggregate principal amount outstanding of more than $50,000,000, and such failure continues after the applicable grace or notice period (which grace period, if shorter than 30 days, shall be deemed extended to 30 days for purposes of this clause if (A) such Indebtedness or Contingent Obligation was assumed in connection with an Acquisition and is in an aggregate principal amount of not in excess of $50,000,000 and (B) not more than 90 days have elapsed since the consummation of such Acquisition), if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

         (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Significant Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as otherwise expressly provided in this Agreement, voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

         (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Significant Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

         (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $20,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $20,000,000; or

         (i) MONETARY JUDGMENTS. One or more final judgments, final orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more (or, in the case of the litigation described on Schedule 8.01(i), $25,000,000 or more), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 60 days after the entry thereof or the Company shall not settle such judgment or award for less than $20,000,000 within 60 days after the entry thereof; or

         (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k)  CHANGE OF CONTROL.  There occurs any Change of Control; or

         (l) LOSS OF LICENSES. Any HMO Regulator or any other Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

         (m) HMO EVENT. An HMO Event shall have occurred and remain unremedied for the lesser of 90 days after the occurrence of such event or five days after the duration of any cure period imposed for the cure of such HMO Event by the HMO Regulator administering the pertinent HMO Regulations; or

         (n) PROSPECTIVE PREMIUM DEFAULT. A Prospective Premium Default shall have occurred; or

         (o) MATERIAL ADVERSE EFFECT. An event occurs which constitutes a Material Adverse Effect.

    8.02 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

         (a) declare the commitment of each Bank to make Committed Loans to be terminated, whereupon such commitments shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

         (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

    8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                      ARTICLE IX

                               THE ADMINISTRATIVE AGENT

    9.01 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

    9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

    9.03 LIABILITY OF ADMINISTRATIVE AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

    9.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

    9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with
Article VIII; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

    9.06 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

    9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

    9.08 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

    9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks and the Company. If the Administrative Agent resigns under this Agreement, (i) so long as no Default or Event of Default shall be continuing, the Company, with the consent of the Banks (which consent shall not be unreasonably withheld), shall appoint from among the Banks a successor administrative agent for the Banks and (ii) if a Default or Event of Default shall be continuing, the Majority Banks, with the consent of the Company (which consent shall not be unreasonably withheld), may appoint from among the Banks, a successor administrative agent for the Banks. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04, 10.05 and 10.06 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor administrative agent as provided for above.

    9.10 WITHHOLDING TAX.

         (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

              (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 prior to the Closing Date and prior to the first day of each calendar year thereafter;

              (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 prior to the Closing Date and prior to the first day of each calendar year thereafter and IRS Form W-9; and

              (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

         (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney
Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

    9.11 SYNDICATION AGENTS. None of the Banks identified on the facing page or signature pages of this Agreement as a "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "syndication agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                      ARTICLE X

                                    MISCELLANEOUS

    10.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Administrative Agent, do any of the following:

         (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

         (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

         (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder or amend the definition of the term "Majority Banks";

         (e) amend this Section, Section 2.13 or Section 7.01, or any provision herein providing for consent or other action by all Banks; or

         (f) amend the definition of "Change of Control" or waive any Event of Default under Subsection 8.01(k).

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

    10.02 NOTICES.

         (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 10.02; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Administrative Agent.

         (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

    10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

    10.04 COSTS AND EXPENSES.  The Company shall:

         (a) subject to the terms of the Fee Letters, whether or not the transactions contemplated hereby are consummated, pay or reimburse the Arrangers and Administrative Agent within five Business Days after demand (subject to Section 4.01(e)) for all costs and expenses incurred by the Arrangers and Administrative Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Arrangers and Administrative Agent with respect thereto; and

         (b) pay or reimburse the Administrative Agent, the Arrangers and each Bank within five Business Days after demand for all costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

    10.05 COMPANY INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

    10.06 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

    10.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its

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

rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

    10.08 ASSIGNMENTS, PARTICIPATIONS, ETC.

         (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; PROVIDED, HOWEVER, that the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of EXHIBIT E ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $2,000.

         (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

         (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with Section 10.08(a)), the Company shall execute and deliver to the Administrative Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor

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

Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Revolving Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank PRO TANTO.

         (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "ORIGINATOR") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the FIRST PROVISO to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         (e) Notwithstanding any other provision in this Agreement, any Bank may at any time assign all or any portion of its rights under and interest in this Agreement and the Note held by it for the purpose of creating a security interest in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    10.09 CONFIDENTIALITY. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank in breach of this Section 10.09, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a legal or contractual obligation known to the Bank; PROVIDED, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) after the occurrence of a Default, to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors, counsel and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party with such Bank or such Affiliate; and (I) to its Affiliates; PROVIDED, however, that in the event any Bank is requested to disclose confidential information pursuant to subsection (B), (C) or (D), such Bank shall use reasonable efforts to notify the Company promptly, if it may lawfully so do, so that the Company may seek a protective order or other appropriate remedy.

    10.10 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank or any Affiliate, which is an Eligible Assignee, thereof is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits

(general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured and each such Affiliate is hereby irrevocably authorized to permit such set-off and appropriation. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

    10.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

    10.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

    10.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    10.14 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

    10.15 GOVERNING LAW AND JURISDICTION.

         (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

    10.16 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.
WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    10.17 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles by their proper and duly authorized officers as of the day and year first above written.


                                       [Signature blocks not included]